EMPLOYMENT AGREEMENT

 THIS AGREEMENT made in Iselin, New Jersey this 1st day of October 2008 (the “Effective Date”), between SyntheMed, Inc., a Delaware corporation (the "Company"), and Robert P. Hickey, the undersigned individual ("Executive").

WHEREAS, the Executive is currently employed by the Company pursuant to an existing employment agreement dated as of June 19, 2006, whose term is scheduled to expire in May 2009, subject to automatic annual renewal unless terminated on six months’ prior notice; and

WHEREAS, the parties desire to amend and restate the existing employment agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the Company and Executive agree to amend and restate the existing employment agreement as follows:

1.  Agreement Term.

The term of this Agreement shall be the four-year period commencing as of the Effective Date and ending on the fourth anniversary of the Effective Date (the "Agreement Term"). Subject to earlier termination as provided in Section 5, the Agreement Term shall automatically be renewed for annual increments as of the fourth anniversary of the Effective Date and each subsequent anniversary thereof, subject to the right of either party to terminate the Agreement at the end of the initial Agreement Term or any such renewal term upon at least six months’ prior written notice to the other party.

2. Employment.

(a) Employment by the Company. Executive agrees to be employed by the Company for the Agreement Term upon the terms and subject to the conditions set forth in this Agreement. Executive shall have the titles of President and Chief Executive Officer and such other titles, if any, as shall be mutually agreed. Executive will report to the Board of Directors of the Company, and so long as there is an Executive Chairman, Executive will coordinate his activities with the Executive Chairman.  Executive shall have such authority and responsibilities as may be prescribed by the Board of Directors, consistent with customary business practice for those with the agreed upon titles employed by companies of the size, type and nature of the Company, and, so long as there is an Executive Chairman, subject to such allocation of authority and responsibilities between the Executive and Executive Chairman as the Board of Directors in good faith deems desirable. The Company will at all times treat the Executive with dignity, honesty and respect, and will provide Executive with such resources as in the Company's judgment shall enable the Executive to discharge his responsibilities.

(b) Performance of Duties. Throughout the Agreement Term, Executive shall faithfully and diligently perform Executive's duties in conformity with the directions of the Company and serve the Company to the best of Executive's ability. Executive shall devote Executive's entire working time, attention and energies to the business and affairs of the Company, subject to vacations and sick leave as provided herein and in accordance with Company policy.

(c) Place of Performance. During the Agreement Term, Executive shall, subject to travel requirements on behalf of the Company, be based at (i) the Company’s principal executive offices or (ii) with the consent of the Board of Directors, the Executive’s residence. In the event the principal executive offices of the Company are moved to a location in excess of 20 miles from (i) its current location in Iselin, New Jersey and (ii) Executive’s current or then residence (whichever is closer to the new office location), Executive agrees, if so requested by the Board of Directors, to be based at such new location during the work week for a period not to exceed three months, provided the reasonable costs of lodging and meals during the work week and commute to and from Executive’s residence in Oceanport, New Jersey for weekends and holidays, is borne by the Company.

3. Compensation and Benefits.

(a) Base Salary. The Company agrees to pay to Executive for employment hereunder a base salary ("Base Salary") at the annual rate of $315,000. The Base Salary will be reviewed annually, based upon performance-based merit guidelines established annually, in advance, by the Compensation Committee, and may, at the discretion of the Board of Directors, be increased, based on such factors as the Board of Directors deems relevant including, without limitation, its assessment of Executive’s performance of his duties and on the financial performance of the Company. The Base Salary shall be payable in installments consistent with the Company's payroll practices then in effect.

(b) Benefits and Perquisites; Bonus and Stock Options. Executive shall be entitled to participate in, to the extent Executive is otherwise eligible under the terms thereof, the benefit plans and programs, including medical and savings and retirement plans, and receive the benefits and perquisites, generally provided to employees of the same level and responsibility as Executive. Executive shall be entitled to five weeks vacation during each calendar year of the Agreement Term.

 Nothing in this Agreement shall preclude the Company from terminating or amending from time to time any Company-wide employee benefit plan or program. For the purposes of this Agreement, the life insurance and long-term disability benefits of Executive shall not be deemed to be Company-wide benefits.  Executive shall be eligible for annual bonuses and stock options, in such amounts as shall be determined at the discretion of the Board of Directors of the Company based on such factors as the Board of Directors deems relevant including, without limitation, its assessment of Executive's performance of his duties and on the financial performance of the Company. The target amounts for the bonus and stock options shall be established annually, in advance, by the Compensation Committee.  The Company shall obtain or maintain life insurance coverage (assuming the Executive is insurable) on the life and for the benefit of the Executive's named beneficiaries in an amount equal to twice the amount of the Base Salary then in effect. The Company shall be entitled to all dividends, if any, which may be paid under the policy. The Executive represents that the Executive is currently in good health.

(c) Travel and Business Expenses. Upon submission of itemized expense statements with supporting receipts in the manner specified by the Company, Executive shall be entitled to reimbursement for reasonable travel and other reasonable business expenses duly incurred by Executive in the performance of Executive's duties under this Agreement in accordance with the policies and procedures established by the Company from time to time for employees of the same level and responsibility as Executive.

(d) No Other Compensation or Benefits; Payment. The compensation and benefits specified in Sections 3 and 5 of this Agreement shall be in lieu of any and all other compensation and benefits, except as may become due and owing under the Change of Control Agreement entered into between the Company and the Executive in June 2006 (“the Change of Control Agreement”) and except as may otherwise be agreed in writing between the parties subsequent to the date hereof. Payment of all compensation and benefits to Executive hereunder shall be made in accordance with the relevant Company policies in effect from time to time, including normal payroll practices, and shall be subject to all applicable employment and withholding taxes.

(e) Cessation of Employment. In the event Executive shall cease to be employed by the Company for any reason, then Executive's compensation and benefits shall cease on the date of such event, except as otherwise provided herein, in the Change of Control Agreement or in any applicable employee benefit plan or program.

4. Exclusive Employment; Noncompetition.

(a) No Competition. Without limiting the generality of the provisions of Section 2(b) and so long as the Company fulfills its obligations under this Agreement including, without limitation, its obligations under Section 5, during the period of Executive's employment with the Company, and for 12 months thereafter (the "Restricted Period"), Executive shall not, directly or indirectly, own, manage, operate, join, control, participate in, invest in or otherwise be connected or associated with, in any manner, including as an officer, director, employee, partner, stockholder, joint venturer, lender, consultant, advisor, agent, proprietor, trustee or investor, any Competing Business located in the United States or in any other location where the Company operates or sells its products or services; provided, however, that part-time consulting services rendered by Executive to a Competing Business (defined below) during the Restricted Period shall not be deemed a violation of this Section 4(a) if pre-approved by the Board of Directors of the Company (which approval shall not be unreasonably withheld) and rendered in accordance with such approval (“Approved Consulting Services”).

(i) As used in this Agreement, the term "Competing Business" shall mean any business or venture which engages in any business area, or sells or provides products or services that compete with any business area, in which the Company engages or is actively developing products or technology to engage in at any time during the Agreement Term, or any business or venture which sells or provides products or services that compete or overlap with the products or services as sold or provided, or are being actively developed to be sold or provided, by the Company at any time during the Agreement Term. For the avoidance of doubt, and without limiting the foregoing, “Competing Business” includes any business or venture that offers for sale products or services to reduce or prevent formation of adhesions in patients following surgical procedures.

(ii) For purposes of Section 4(a), the term "invest" shall not preclude an investment in not more than one percent (1%) of the outstanding capital stock of a corporation whose capital stock is listed on a national securities exchange, so long as Executive does not have the power to control or direct the management of, or is not otherwise associated with, such corporation.

 (b) No Solicitation. During the Restricted Period, Executive shall not solicit or encourage any employee or consultant of the Company to leave the employ, or cease his or her relationship with, the Company for any reason, nor employ or retain such an individual in a Competing Business or any other business.

(c) Company Customers. Executive shall not, during the Restricted Period, directly or indirectly, contact, solicit or do business with any "customers" (as hereinafter defined) of the Company for the purpose of selling or providing any product or service then sold or provided by the Company to such customers or being actively developed to be sold or provided to such customers during Executive's employment by the Company or at the time of termination of Executive's employment hereunder.

(i) For the purposes of Section 4(c), "customer" shall include any entity that purchased any product or service from the Company or its distributors within twelve months of the termination of Executive's employment hereunder, without regard to the reason for such termination. The term "customer" also includes any former customer or potential customer of the Company which the Company has solicited within twelve months of such termination, for the purpose of selling or providing any product or service then sold or provided, or then actively being developed to be sold or provided, by the Company.

 (d) Modification of Covenants. The restrictions against competition set forth in this Section 4 are considered by the parties to be reasonable for the purposes of protecting the business of the Company. However, if any such restriction is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

5. Termination of Employment.

(a) Termination. The Company may terminate Executive's employment for Cause (as hereinafter defined) in which case the provisions of Section 5(b) shall apply. The Company may also terminate Executive's employment in the event of Executive's Disability (as hereinafter defined), in which case the provisions of Section 5(c) shall apply. The Company may also terminate the Executive's employment for any other reason by written notice to Executive, in which case the provisions of Section 5(d) shall apply. If Executive's employment is terminated by reason of Executive's death, retirement or voluntary resignation without Good Reason, the provisions of Section 5(b) shall apply.

(b) Termination for Cause; Termination by Reason of Death or Retirement or Voluntary Resignation without Good Reason.

(1) In the event that Executive's employment hereunder is terminated during the Agreement Term (i) by the Company for Cause (as hereinafter defined), (ii) by reason of Executive's death or retirement or (iii) by reason of Executive's voluntary resignation without Good Reason, then the Company shall pay to Executive, within thirty (30) days of the date of such termination, only the Base Salary through such date of termination.

(2) For purposes of this Agreement, "Cause" shall mean (i) gross neglect or misconduct in the performance of Executive's duties hereunder; (ii) the Executive’s engaging in any act that constitutes neglect or willful misconduct and that is injurious to the Company or any of its affiliates including without limitation engaging in conduct in violation of the Company’s Code of Business Conduct or Insider Trading Policy, as the same may be in effect from time to time, or making a written certification that the Executive knows or should know is erroneous and that contributes to a material error in the Company’s filings with any governmental agency; (iii) the Executive’s conviction of, or entering a plea of guilty, nolo contendere (or similar plea) to a crime that constitutes a felony or any crime of moral turpitude; or (iv) the Executive’s breach of any material provision of this Agreement.

(3) In the event the Company desires to terminate Executive's employment for Cause as defined in clauses (i) or (iv) of the definition thereof, the Company shall first attempt to resolve the matter(s) at issue through a meeting between Executive and the Chairman of the Board of Directors of the Company. If such meeting fails to resolve the matter(s), then Executive will meet with the Board of Directors of the Company and attempt to resolve the matter(s). The decision of the Board of Directors of the Company as to the matter(s) shall be final and binding on the parties and not subject to review or appeal by any other person, except as to good faith.

 (c) Disability. If, as a result of Executive's incapacity due to physical or mental illness, Executive shall have been absent from Executive's duties hereunder on a full time basis for either (i) ninety (90) days within any six-month period, or (ii) sixty (60) consecutive days, and within thirty (30) days after written notice of termination is given shall not have returned to the performance of Executive's duties hereunder on a full time basis, the Company may terminate Executive's employment hereunder for "Disability". In that event, the Company shall pay to Executive, within thirty (30) days of the date of such termination, only the Base Salary through such date of termination. During any period that Executive fails to perform Executive's duties hereunder as a result of incapacity due to physical or mental illness (a "Disability Period"), Executive shall continue to receive the compensation and benefits provided by Section 3 hereof until Executive's employment hereunder is terminated; provided, however, that the amount of compensation and benefits received by Executive during the Disability Period shall be reduced by the aggregate amounts, if any, payable to Executive under disability benefit plans and programs of the Company or under the Social Security disability insurance program.

(d) Termination By Company For Any Other Reason; Termination for Good Reason by Executive.  In the event that Executive's employment hereunder is terminated by the Company during the Agreement Term for any reason other than as provided in Sections 5(b) or 5(c) hereof (including, for these purposes, termination by the Company as provided in Section 1 that has the effect of preventing automatic renewal at the end of the Agreement Term) or is terminated for Good Reason by Executive, then the Company shall pay to Executive (i) within thirty (30) days of the date of such termination, the Base Salary through such date of termination and (ii) in lieu of any further compensation and benefits under the Agreement, severance pay equal to the Base Salary plus the cost of premiums for health insurance benefits that Executive would otherwise have been entitled to receive during the period of twelve months from the effective date of such termination, commencing with such date of termination at the times and in the amounts such Base Salary and premiums would otherwise have become payable; provided, however, that in the event that Executive shall breach Sections 4, 6, 7 or 9(m) hereof, in addition to any other remedies the Company may have in the event Executive breaches this Agreement,  the Company's obligation pursuant to this Section 5(d) to continue such severance payments shall cease and Executive's rights thereto shall terminate and shall be forfeited; and further provided, however, that the Company’s severance obligation pursuant to this Section 5(d) shall be reduced by an amount equal to the amount of any compensation earned by Executive in respect of Approved Consulting Services.  “Good Reason” shall mean (i) the assignment to Executive of duties resulting in a material change in the nature of the Executive’s authority, duties, responsibilities or status (including offices, titles, reporting requirements and supervisory functions), other than in connection with (A) the sharing of executive authority, duties and/or responsibilities with the Executive Chairman or the allocation thereof by the Board of Directors in good faith between the Executive Chairman and Executive or (B) the Executive’s additional roles as Chief Financial Officer and Secretary of the Company or the cessation thereof, (ii) a reduction by the Company in the Base Salary as in effect on the date hereof or as it may be increased from time to time, other than a reduction of not more than 15% for a period of no more than six months, provided the same is made in connection with a Company-wide reduction program, (iii) the failure by the Company to continue any compensation or benefit plan required hereunder that is material to Executive’s total compensation or (iv) the required relocation of the Executive’s place of employment to a location in excess of twenty (20) miles from (A) the Company’s principal executive offices located in Iselin, New Jersey and (B) the Executive’s current or then residence (whichever is closer to the new office location), except for required relocation for up to three months limited to the work week, provided the reasonable cost of meals and lodging during the work week, as well as commuting costs to enable the Executive to spend weekends and holidays at Executive’s Oceanport, New Jersey residence, are borne by the Company. Notwithstanding the foregoing, “Good Reason” shall not be deemed to exist unless (i) the Executive has, within 90 days of the initial occurrence of the condition giving rise to the claim of termination for Good Reason, given written notice of the condition to the Company and (ii) if such notice has been timely given, within 30 days thereof the Company has failed to remedy the condition.

(e) No Further Liability; Release. Payment made and performance by the Company in accordance with this Section 5 shall operate to fully discharge and release the Company and its directors, officers, employees, subsidiaries, affiliates, stockholders, successors, assigns, agents and representatives from any further obligation or liability with respect to Executive's employment and termination of employment. Other than paying Executive's Base Salary through the date of termination of Executive's employment and making any severance payment pursuant to and in accordance with this Section 5 (as applicable), the Company and its directors, officers, employees, subsidiaries, affiliates, stock-holders, successors, assigns, agents and representatives shall have no further obligation or liability to Executive or any other person under this Agreement. The Company shall have the right to condition the payment of any severance or other amounts pursuant to Sections 5(c) or 5(d) hereof upon the delivery by Executive to the Company of a release in form and substance reasonably satisfactory to the Company of any and all claims Executive may have against the Company and its directors, officers, employees, subsidiaries, affiliates, stockholders, successors, assigns, agents and representatives arising out of or related to Executive's employment by the Company and termination of such employment.

(f) Change of Control Agreement. Nothing herein to the contrary withstanding, the Change of Control Agreement remains in full force and effect.

6. Confidential Information.

(a) Existence of Confidential Information. The Company owns and has developed and compiled, and will develop and compile, certain proprietary technology, know-how and confidential information which have great value to its business (referred to in this Agreement, collectively, as (“Confidential Information”). Confidential Information includes not only information disclosed by the Company to Executive, but also information developed or learned by Executive during the course or as a result of employment with the Company, which information shall be the property of the Company. By way of example and without limitation, Confidential Information includes all information that has or could have commercial value or other utility in the business in which the Company is engaged or contemplates engaging, and all information of which the unauthorized disclosure could be detrimental to the interests of the Company, whether or not such information is specifically labeled as Confidential Information. By way of example and without limitation, Confidential Information includes any and all information developed, obtained, licensed by or to or owned by the Company concerning trade secrets, techniques, know-how (including research data, designs, plans, procedures, merchandising, marketing, distribution and warehousing know-how, processes, and research records), software, computer programs, and any other intellectual property created, used or sold (through a license or otherwise) by the Company, product know-how and processes, innovations, discoveries, improvements, research, development, test results, reports, specifications, data, formats, marketing data and plans, business plans, strategies, forecasts, unpublished financial information, orders, agreements and other forms of documents, price and cost information, merchandising opportunities, expansion plans, budgets, projections, customer, supplier, licensee, licensor and subcontractor identities, characteristics, agreements and operating procedures, and salary, staffing and employment information.

(b) Protection of Confidential Information. Executive acknowledges and agrees that in the performance of duties hereunder Executive develops and acquires, and the Company discloses to and entrusts Executive with, Confidential Information which is the exclusive property of the Company and which Executive may possess or use only in the performance of duties for the Company. Executive also acknowledges that Executive is aware that the unauthorized disclosure of Confidential Information, among other things, may be prejudicial to the Company's interests, an invasion of privacy and an improper disclosure of trade secrets. Executive shall not, directly of indirectly, use, make available, sell, disclose or otherwise communicate to any corporation, partnership, individual or other third party, other than in the course of Executive's assigned duties and for the benefit of the Company, any Confidential Information, either during the Agreement Term or thereafter. In the event Executive desires to publish the results of Executive's work for or experiences with the Company through literature, interviews or speeches, Executive will submit requests for such interviews or such literature or speeches to the Board of Directors of the Company at least fourteen (14) days before any anticipated dissemination of such information for a determination of whether such disclosure is in the best interests of the Company, including whether such disclosure may impair trade secret status or constitute an invasion of privacy. Executive agrees not to publish, disclose or otherwise disseminate such information without the prior written approval of the Board of Directors of the Company.

(c) Delivery of Records, Etc. In the event Executive's employment with the Company ceases for any reason, Executive will not remove from the Company's premises without its prior written consent any records, notes, notebooks, files, drawings, documents, equipment, materials and writings received from, created for or belonging to the Company, including those which relate to or contain Confidential Information, or any copies thereof. Upon request or when employment with the Company terminates, Executive will immediately deliver the same to the Company.

7. Invention and Patents.

(a) Executive will promptly and fully disclose to the Company any and all inventions, discoveries, trade secrets and improvements, whether or not patentable or whether or not they are made, conceived or reduced to practice during working hours or using the Company's data or facilities, which Executive shall develop, make, conceive or reduce to practice during Executive's employment by the Company, either solely or jointly with others (collectively, "Developments"). All such Developments shall be the sole property of the Company, and Executive hereby assigns to the Company, without further compensation, all his right, title and interest in and to such Developments and any and all related patents, patent applications, copyrights, copyright applications, trademarks and trade names in the United States and elsewhere.

(b) Executive shall keep and maintain adequate and current written records of all Developments (in the form of notes, sketches, drawings and as may be specified by the Company), which records shall be available to and remain the sole property of the Company at all times.

(c) Executive shall assist the Company in obtaining and enforcing patent, copyright and other forms of legal protection for the Developments in any country. Upon request, Executive shall sign all applications, assignments, instruments and papers and perform all acts necessary or desired by the Company and to enable the Company its successors, assigns and nominees, to secure and enjoy the full exclusive benefits and advantages thereof.

(d) Executive understands that Executive’s obligations under this section will continue after the termination of his employment with the Company and that Executive shall perform such obligations without further compensation, except (i) for reimbursement of expenses incurred at the request of the Company and (ii) that after the termination of Executive’s employment with the Company and notwithstanding anything in this Section 7 to the contrary, Executive shall not be required to provide assistance to the Company in accordance with this Section 7 or Section 9(m) for more than 50 hours during any twelve-month period. If the Company desires assistance beyond such 50-hour limitation, such assistance shall be subject to Executive’s consent, not to be unreasonably withheld, and the Company will compensate Executive on a per diem basis at a per diem rate that is determined by dividing the Base Salary in effect when the Employment Term was terminated by 250 days.

8. Assignment and Transfer

 (a) Company. This Agreement shall inure to the benefit of and be enforceable by, and may be assigned by the Company to, any purchaser of all or substantially all of the Company's business or assets, any successor to the Company or any assignee thereof (whether direct or indirect, by purchase, merger, consolidation or otherwise). The Company will require any such purchaser, successor or assignee to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such purchase, succession or assignment had taken place.

(b) Executive. Executive's rights and obligations under this Agreement shall not be transferable by Executive by assignment or otherwise, and any purported assignment, transfer or delegation thereof shall be void; provided, however, that if Executive shall die, all amounts then payable to Executive hereunder shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee or other designee or, if there be no such designee, to Executive's estate.

9. Miscellaneous.

(a) Other Obligations. Executive represents and warrants that he is not a party to any other employment agreement and that neither Executive's employment with the Company nor Executive's performance of Executive's obligations hereunder will conflict with or violate or otherwise are inconsistent with any other agreements to which Executive is or has been a party or with any other obligations, legal or otherwise, which Executive may have.

(b) Nondisclosure; Prior Employers. Executive will not disclose to the Company, or use, or induce the Company to use, any proprietary information, trade secrets or confidential business information of others. Executive represents and warrants that Executive has returned all property, proprietary information, trade secrets and confidential business information belonging to all prior employers.

(c) Cooperation. Following termination of employment with the Company, Executive shall cooperate with the Company, as requested by the Company, to affect a transition of Executive's responsibilities and to ensure that the Company is aware of all matters being handled by Executive. As compensation for such cooperation, the Company shall pay the Executive on a mutually agreed upon per diem basis. Such compensation shall be over and above any payments due the Executive as defined herein.

(d) Governing Law; Arbitration.

 (i) Governing Law. This Agreement, including the validity, interpretation, construction and performance of this Agreement, shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to agreements made and to be per-formed in such state without regard to such states conflicts of law principles.

(ii) Arbitration. Subject to Section 9(k) hereof, any controversy or claim which arises out of or relating to this Agreement, or the breach thereof shall be settled by arbitration in accordance with the Rules of the American Arbitration Association then in effect. The controversy or claim shall be submitted to three arbitrators, one of whom shall be chosen by the Employee, one of whom shall be chosen by the Company, and one of whom shall be chosen by the two so selected. The party desiring arbitration shall give written notice to the other party of its desire to arbitrate the particular matter in question, naming the arbitrator selected by it. If the other party shall fail within a period of 15 days after such notice shall have been given to reply in writing naming the arbitrator chosen as above provided, or if the two arbitrators selected by the parties shall fail within 15 days after their selection to agree upon the third arbitrator, then either party may apply to the American Arbitration Association for the appointment of an arbitrator to fill the place so remaining vacant. The decision of any two of the arbitrators shall be final and binding upon the parties hereto. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The proceedings shall be held in New York, New York. The arbitrators shall have no power to award punitive or exemplary damages or to ignore or vary the terms of this Agreement, and shall be bound to apply controlling law. Arbitration shall be binding and the remedy for the settlement of the controversy or claims (except as set forth in the preceding paragraph of this Section).

(e) Entire Agreement. This Agreement (including the Exhibits hereto) contains the entire agreement and understanding between the parties hereto in respect of the subject matter hereof and, except for the Change of Control Agreement which remains in full force and effect, supersedes, cancels and annuls any prior or contemporaneous written or oral agreements, understandings, commitments and practices between them respecting the subject matter hereof, including all prior employment agreements, if any, between the Company and Executive, which agreement(s) hereby are terminated and shall be of no further force or effect.

 (f) Amendment. This Agreement may be amended only by a writing which makes express reference to this Agreement as the subject of such amendment and which is signed by Executive and, on behalf of the Company, by its duly authorized officer.

(g) Severability. If any term, provision, covenant or condition of this Agreement or part thereof, or the application thereof to any person, place or circumstance, shall be held to be invalid, unenforceable or void, the remainder of this Agreement and such term, provision, covenant or condition shall remain in full force and effect, and any such invalid, unenforceable or void term, provision, covenant or condition shall be deemed, without further action on the part of the parties hereto, modified, amended and limited to the extent necessary to render the same and the remainder of this Agreement valid, enforceable and lawful. In this regard, Executive acknowledges that the provisions of Sections 4 and 6 are reasonable and necessary for the protection of the Company.

 (h) Construction. The headings and captions of this Agreement are provided for convenience only and are intended to have no effect in construing or interpreting this Agreement. The language in all parts of this Agreement shall be in all cases construed according to its fair meaning and not strictly for or against the Company or Executive. The use herein of the word "including," when following any general provision, sentence, clause, statement, term or matter, shall be deemed to mean "including, without limitation". As used herein, "Company" shall mean the Company and its subsidiaries and any purchaser of, successor to or assignee (whether direct or indirect, by purchase, merger, consolidation or otherwise) of all or substantially all of the Company's business or assets which is obligated to perform this Agreement by operation of law. As used herein, the words "day" or "days" shall mean a calendar day or days.

(i) Nonwaiver. Neither any course of dealing nor any failure or neglect of either party hereto in any instance to exercise any right, power or privilege hereunder or under law shall constitute a waiver of any other right, power or privilege or of the same right, power or privilege in any other instance. All waivers by either party hereto must be contained in a written instrument signed by the party to be charged and, in the case of the Company, by its duly authorized officer.

(j) Remedies for Breach. The parties hereto agree that Executive is obligated under this Agreement to render personal services during the Agreement Term of a special, unique, unusual, extraordinary and intellectual character, thereby giving this Agreement peculiar value, and, in the event of a breach or threatened breach of any covenant of Executive herein, the injury or imminent injury to the value and the goodwill of the Company's business could not be reasonably or adequately compensated in damages in an action at law. Accordingly, Executive expressly acknowledges that the Company shall be entitled to specific performance, injunctive relief or any other equitable remedy against Executive, without the posting of a bond, in the event of any breach or threatened breach of any provision of this Agreement by Executive (including Sections 4 and 6 hereof). Without limiting the generality of the foregoing, if Executive breaches Sections 4 or 6 hereof, such breach will entitle the Company to enjoin Executive from disclosing any Confidential Information to any Competing Business, to enjoin such Competing Business from receiving Executive or using any such Confidential Information and/or to enjoin Executive from rendering personal services to or in connection with such Competing Business. The rights and remedies of the parties hereto are cumulative and shall not be exclusive, and each such party shall be entitled to pursue all legal and equitable rights and remedies and to secure performance of the obligations and duties of the other under this Agreement, and the enforcement of one or more of such rights and remedies by a party shall in no way preclude such party from pursuing, at the same time or subsequently, any and all other rights and remedies available to it.

(k) Notices. Any notice, request, consent or approval required or permitted to be given under this Agreement or pursuant to law shall be sufficient if in writing, and if and when sent by certified or registered mail, return receipt requested, with postage prepaid, to Executive's residence (as reflected in the Company's records or as otherwise designated by Executive on thirty (30) days' prior written notice to the Company) or to the Company's principal executive office, attention: Chairman of the Board (with copies to the General Counsel), as the case may be. All such notices, requests, consents and approvals shall be effective upon being deposited in the United States mail. However, the time period in which a response thereto must be given shall commence to run from the date of receipt on the return receipt of the notice, request, consent or approval by the addressee thereof. Rejection or other refusal to accept, or the inability to deliver because of changed address of which no notice was given as provided herein, shall be deemed to be receipt of the notice, request, consent or approval sent.

(l) Assistance in Proceedings, Etc. Executive shall, without additional compensation, during and after expiration of the Agreement Term, upon reasonable notice, furnish such information and proper assistance to the Company as may reasonably be required by the Company in connection with any legal or quasi-legal proceeding, including any external or internal investigation, involving the Company or any of its affiliates or in which any of them is, or may become, a party, unless Executive is adverse to the Company in such proceeding or unless Executive and the Company are both defendants in such proceeding and assisting the Company may impair Executive’s ability to defend himself in such proceeding. After the Agreement Term Executive shall provide the same assistance under the same conditions, except that Executive shall not be required to provide assistance to the Company in accordance with this Section or Section 7 for more than 50 hours during any twelve-month period. If the Company desires assistance beyond such 50-hour limitation, such assistance shall be subject to Executive’s consent, not to be unreasonably withheld, and the Company will compensate Executive on a per diem basis at a per diem rate that is determined by dividing the Base Salary in effect when the Employment Term was terminated by 250 days.

 (m) Survival. Cessation or termination of Executive's employment with the Company shall not result in termination of this Agreement. The respective obligations of Executive and rights and benefits afforded to the Company as provided in this Agreement shall survive cessation or termination of Executive's employment hereunder. This Agreement shall not terminate upon, and shall remain in full force and effect following, expiration of the Agreement Term and all rights and obligations of the parties hereto as and to the extent provided herein shall survive such expiration.

 (n) Section 409A. Notwithstanding anything to the contrary in this Agreement, if the Company determines (a) that on the date the Executive’s employment with the Company terminates or at such other time that the Company determines to be relevant, the Executive is a “specified employee” (as such term is defined under Section 409A of the Internal Revenue Code  ) of the Company and (b) that any payments to be provided to the Executive pursuant to this Agreement are or may become subject to the additional tax under Section 409A (a)(1)(B) of the Code or any other taxes or penalties imposed under Section 409A of the Code (“Section 409A  Taxes”) if provided at the time otherwise required under this Agreement, then such payments shall be delayed until the date (the “ Deferred Payment Date”) that is six months after the date of the Executive’s “separation from service” (as such term is defined under Section 409A of the Code) with the Company, or such shorter period that, as determined by the Company, is sufficient to avoid the imposition of Section 409A Taxes; it being understood that any payments so delayed shall become payable in the aggregate on the Deferred Payment Date.  It is the intent of the parties that the provisions of this Agreement comply with Section 409A of the Code and related regulations and Department of the Treasury pronouncements. Accordingly, notwithstanding any provision in this Agreement to the contrary, this Agreement will be interpreted, applied and to the minimum extent necessary, unilaterally amended by the Company in its sole discretion, without the consent of Executive, as the Company deems appropriate for the Agreement to satisfy the requirements of Section 409A and to avoid the imposition of Section 409A Taxes.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed on its behalf by an officer thereunto duly authorized and Executive has duly executed this Agreement, all as of the date and year first written above.

SYNTHEMED, INC.

    By:  s/ Richard L. Franklin
Richard L. Franklin, MD Executive Chairman

EXECUTIVE

s/ Robert P. Hickey
Robert P. Hickey